UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2025

LION COPPER AND GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55139	98-1664106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

143 S Nevada St.
 Yerington, Nevada, United States 89447
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (775) 463-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2025, John Banning, the previous Chief Operating Officer of Lion Copper and Gold Corp. (the "Registrant"), was appointed as the Chief Executive Officer ("CEO") of the Registrant.

Mr. Banning, age 49, is an experienced mining executive focused on outcomes and excellence through the development of high-performance teams. He is a dynamic leader with 25 years of corporate, strategic, feasibility, project design, construction, and operations experience across numerous commodities with a focus on copper. He has a proven track record in areas of people, risk management, and system and process improvement to drive rapid and sustainable business improvement. Mr. Banning has a B.S. in Mining Engineering from Montana Tech School of Mines and is a Qualified Person - Mining (QP-MMSA).

The principal occupations and employment of Mr. Banning during the past five years are as follows:

  Chief Operating Officer and Vice President - Lion Copper and Gold Corp.
  Chief Operating Officer - Cyprium Metals Limited
  General Manager Nifty Copper Project - Cyprium Metals Limited
  Managing Director - Business Agility Pty Ltd

Effective April 4, 2025, the Registrant and Mr. Banning entered into an employment contract (the "Banning Agreement"), pursuant to which the Registrant will pay Mr. Banning an annual salary of US$250,000 for his services as CEO. Pursuant to the terms of the Banning Agreement, the Registrant has granted Mr. Banning 3,750,000 options with an exercise price of US$0.08 per share which vest upon the Registrant achieving a market capitalization of US$100,000,000, and an additional 3,750,000 options with an exercise price of US$0.08 per share which vest upon the Registrant achieving a market capitalization of US$200,000,000. The options will expire on April 4, 2030. In the event Mr. Banning is terminated in the 12 months following a change in control of the Registrant, he will be entitled to a severance payment equal to 12 months of his then current base salary.

On April 4, 2025, Steven Dischler resigned as the CEO of the Registrant. He continues to sit on the Registrant's Board of Directors and will transition to a role as Director of Community Relations.

Item 7.01. Regulation FD.

On April 7, 2025, the Company issued a news release announcing the appointment of John Banning as CEO and the resignation of Steven Dischler. A copy of the press release is attached to this report as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 and in the press release is deemed to be "furnished" and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Exhibits.

99.1	News release dated April 7, 2025*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Furnished and not filed, in accordance with General Instruction B.2 of the Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lion Copper and Gold Corp.
Date:	April 9, 2025	(Registrant)

/s/ John Banning
John Banning, Chief Executive Officer